Exhibit 99.1

ACHILLION REPORTS FIRST QUARTER 2012 FINANCIAL RESULTS

NEW HAVEN, Conn. (May 9, 2012) – Achillion Pharmaceuticals, Inc. (Nasdaq: ACHN), a leader in the discovery and development of small molecule drugs to combat the most challenging infectious diseases, today reported financial results for the three months ended March 31, 2012. For the first quarter of 2012, the Company reported a net loss of $9.1 million or $0.13 per share, compared with a net loss of $10.1 million or $0.17 per share for the first quarter of 2011. Cash, cash equivalents and marketable securities as of March 31, 2012 were $70 million.

HCV Clinical Pipeline Update

ACH-1625: Next-Generation Phase 2 Protease Inhibitor

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The Company reported results from the on-going Phase 2a trial evaluating 12-weeks of ACH-1625 in combination with pegylated interferon and ribavirin (P/R) which demonstrated favorable safety and efficacy at each of the doses tested including 94–100% complete early virologic response (cEVR) across dose groups and 100% of patients (n= 22/22) with undetectable levels of HCV RNA at the end of 24 weeks of treatment;

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The Company has completed a relative bioavailability study to support the conversion to a commercially-feasible tablet formation of ACH-1625 that will guide dose selection following the completion of the ongoing Phase 2a study evaluating ACH-1625 in combination with P/R for treatment-naïve genotype 1 HCV;

•	The Company reported in January that ACH-1625 demonstrated efficacy in a pilot Phase 1 study of treatment-naïve patients infected with genotype 3 HCV; and

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The Company reported in April that treatment with ACH-1625 alone and in combination with P/R was shown to be effective in suppressing resistant variants of HCV including mutations R155, A156 and D168, viral mutations commonly associated with protease inhibitor therapy.

ACH-3102: Pan-genotypic 2nd Generation NS5A Inhibitor

•	The Company successfully filed an investigational new drug (IND) application for ACH-3102 with the FDA during the first quarter; and

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The Company initiated a Phase 1 trial evaluating the safety and tolerability of ACH-3102 in May 2012 with proof-of-concept in HCV-infected patients expected to be reported during the third quarter of 2012.

“During the first quarter of 2012, Achillion maintained the significant momentum created in 2011 and achieved a number of milestones related to the advancement of our clinical pipeline. With the recent initiation of Phase 1 with ACH-3102, our structurally distinct, pan-genotypic, 2nd generation NS5A inhibitor, as well as the robust Phase 2 results reported on ACH-1625, we look forward to combining these potentially best-in-class compounds into a potent, oral, interferon-free regimen for the treatment of HCV which we expect will begin during the third quarter of this year,” commented Michael D. Kishbauch, President and Chief Executive Officer of Achillion.

First Quarter Results

For the first quarter of 2012, the Company reported a net loss of $9.1 million, or $0.13 per share, compared with a net loss of $10.1 million, or $0.17 per share for the first quarter of 2011. Cash, cash equivalents and marketable securities as of March 31, 2012 were $70 million.

Revenue for the three months ended March 31, 2012 was $2.5 million, compared with revenue of $65,000 for the three months ended March 31, 2011. Revenue during the first quarter of 2012 was related to recognition of deferred revenue under the Company’s past collaboration with Gilead Sciences, Inc.

Research and development expenses were $8.9 million in the first quarter of 2012, compared with $8.0 million for the same period of 2011. The increase in research and development expenses was primarily related to ongoing clinical testing of ACH-1625, ACH-2684, and ACH-2928, as well as preparations for clinical testing of ACH-3102. As the Company continues to advance its HCV compounds in the clinic, it expects that research and development expenses will remain consistent with first quarter levels during the remaining quarters of 2012.

For the three months ended March 31, 2012, general and administrative expenses totaled $2.7 million, increased from $2.2 million for the same period in 2011.

About HCV

The hepatitis C virus is the most common cause of viral hepatitis, which is an inflammation of the liver. It is currently estimated that more than 170 million people are infected with HCV worldwide including more than 5 million people in the United States, more than twice as widespread as HIV. Three-fourths of the global HCV patient population is undiagnosed; it is a silent epidemic and a major global health threat. Chronic hepatitis, if left untreated, can lead to permanent liver damage that can result in the development of liver cancer, liver failure or death. Few therapeutic options currently exist for the treatment of HCV infection. The current standard of care is limited by its specificity for certain types of HCV, significant side-effect profile, and injectable route of administration.

About Achillion Pharmaceuticals

Achillion is an innovative pharmaceutical company dedicated to bringing important new treatments to patients with infectious disease. Achillion’s proven discovery and development teams have advanced multiple product candidates with novel mechanisms of action. Achillion is focused on solutions for the most challenging problems in infectious disease including HCV and resistant bacterial infections. For more information on Achillion Pharmaceuticals, please visit www.achillion.com or call 1-203-624-7000.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks, uncertainties and other important factors that could cause actual results to differ materially from those indicated by such forward-looking statements, including statements with respect to: the potency, safety, tolerability, effectiveness and other characteristics of Achillion’s ACH-1625 and ACH-3102; Achillion’s expectations regarding timing for the commencement, completion and reporting of results of clinical trials of ACH-1625 and ACH-3102; and Achillion’s ability to advance a potentially best-in-class all-oral, interferon-free combination of ACH-1625 and ACH-3102. Among the factors that could cause actual results to differ materially from those indicated by such forward-looking statements are risks relating to, among other things Achillion’s ability to: replicate in later clinical trials positive results found in earlier stage preclinical studies and clinical trials of ACH-1625 and ACH-3102; advance the development of its drug candidates under the timelines it anticipates in current and future clinical trials; obtain necessary regulatory approvals; obtain patent protection for its drug candidates and the freedom to operate under third party intellectual property; establish commercial manufacturing arrangements; identify, enter into and maintain collaboration agreements with appropriate third-parties; compete successfully with other companies that are seeking to develop improved therapies for the treatment of HCV; manage expenses; and raise the substantial additional capital needed to achieve its business objectives. These and other risks are described in the reports filed by Achillion with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and its subsequent SEC filings.

In addition, any forward-looking statement in this press release represents Achillion’s views only as of the date of this press release and should not be relied upon as representing its views as of any subsequent date. Achillion disclaims any obligation to update any forward-looking statement, except as required by applicable law.

Company Contact: Glenn Schulman Achillion Pharmaceuticals, Inc. Tel. (203) 624-7000 gschulman@achillion.com	Investors: Mary Kay Fenton Achillion Pharmaceuticals, Inc. Tel. (203) 624-7000 mfenton@achillion.com	Media: Christin Culotta Miller Ogilvy PR Tel. (212) 880-5264 Christin.Miller@Ogilvy.com

— Financial Tables Attached —

ACHILLION PHARMACEUTICALS INC. (ACHN)

Statements of Operations

(Unaudited, in thousands, except per share amounts)

	Three Months Ended March 31,
	2012	2011

Revenue	$2,489	$65

Operating expenses:
Research and development	8,942	7,993
General and administrative	2,739	2,223

Total operating expenses	11,681	10,216

Loss from operations	(9,192)	(10,151)

Other income (expense):
Interest income	65	40
Interest expense	(14)	(22)

Net loss	$(9,141)	$(10,133)

Net loss per share - basic and diluted	$(0.13)	$(0.17)

Weighted average shares outstanding - basic and diluted	70,411	58,389

Balance Sheets

(Unaudited, in thousands)

	March 31,	December 31,
	2012	2011

Cash and cash equivalents and marketable securities	$70,029	$79,943
Working capital	57,575	46,148
Total assets	73,962	82,630
Long-term liabilities	611	2,718
Total liabilities	10,009	11,662
Total stockholders’ (deficit) equity	73,962	82,630